UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   October 29, 2026

NARRAGANSETT BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-296731	42-3540071
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

330 Swansea Mall Drive, Swansea, Massachusetts	02777
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 806-2872

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NARA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01
Other Events
On October 29, 2026, BayCoast Bank (the “Bank”) announced the expected closing date of the proposed two-tier holding company reorganization of the Bank and Narragansett Financial Corporation, and related stock offering of Narragansett Bancorp, Inc. (the “Company”).

On November 2, 2026, the Company announced the closing of the two-tier holding company reorganization and related stock offering.

A copy of the press releases are attached as Exhibits 99.1 and 99.2 to this current report, respectively.
Item 9.01
Financial Statements and Exhibits
(d)
Exhibits
Exhibit
Description
99.1
Press Release dated October 29, 2026
99.2
Press Release dated November 2, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NARRAGANSETT BANCORP, INC.

DATE: November 4, 2026	By:	/s/ Diana Taxiera
Diana Taxiera
Senior Vice President, Chief Financial Officer and Treasurer